Earnings Presentation SECOND QUARTER 2021 RESULTS Contact: (email) Tracey.Dexter@SeacoastBank.com (phone) 772.403.0461 (web) www.SeacoastBanking.com

2 SECOND QUARTER 2021 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Legacy Bank of Florida, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse effects of COVID-19 (economic and otherwise); government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; participation in the Paycheck Protection Program (“PPP”); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors; changes in retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions; changes in the prices, values and sales volumes for residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company's concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets and successfully acquire and integrate desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company's ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company's business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the mobile-based platform that is critical to the Company's business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the PPP; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company's operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the Legacy Bank of Florida proposed merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that the merger is not completed at all; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectation; the risk of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures on solicitations of customers by competitors; as well as difficulties and risks inherent with entering new markets. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others described above, macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the duration and severity of the impact on public health, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity and employment, as well as the various actions taken in response by governments, central banks and others, including Seacoast, and the precautionary statements included in this release. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly report on Form 10-Q for the quarter ended March 31, 2021 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www.sec.gov.

3 SECOND QUARTER 2021 EARNINGS PRESENTATION • Highly disciplined credit portfolio • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisition • Steady increase in shareholder value with tangible book value per share increasing 13% year-over- year • Active board with a diverse range of experience and expertise Valuable Florida Franchise, Well Positioned for Growth with Strong Capital, Liquidity and Disciplined Credit Culture Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting • $9.3 billion in assets as of June 30, 2021, operating in the nation’s third-most populous state • Strong and growing presence in four of Florida’s most attractive MSAs ▪ #1 Florida-based bank in Orlando ▪ #1 market share in Port St Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based community bank in Tampa, and #1 in St. Petersburg • Market Cap: $1.9 billion as of June 30, 2021 Seacoast Customer Map

4 SECOND QUARTER 2021 EARNINGS PRESENTATION Florida’s Economic Growth Continues to Accelerate • Companies and individuals seeking real estate affordability, lower taxes, warmer weather, and easy flights back to the Northeast are migrating to Florida. • Florida's population grew 14.6% between 2010 and 2020. Double the rate of overall U.S. population growth. Source: US Census data • In March 2021, short-term population projections were increased reflecting stronger domestic net-migration trends supported by a shift in lifestyle preference away from more dense urban areas. Source: Office of Economic & Demographic Research – Florida’s population will surpass 23 million by late 2024 or 2025 (21.6 million at year-end 2020). – This increase is equivalent to adding a city larger than Orlando every year • Financial institutions and other major corporations have announced plans to relocate some or all of their operations to Florida in the near future:

5 SECOND QUARTER 2021 EARNINGS PRESENTATION Second Quarter 2021 Highlights All comparisons are to second quarter 2020 unless otherwise stated. • Net income of $31.4 million, an increase of 25%. Adjusted net income1 of $33.3 million, an increase of 31%. • Earnings per share increased to $0.56 compared to $0.47. Adjusted earnings per share1 increased to $0.59 from $0.48. • On a GAAP basis, achieved 1.48% return on tangible assets (ROTA) and 13.88% return on tangible common equity (“ROTCE”). On an adjusted basis, second quarter results were 1.52% adjusted ROTA1 and 14.27% adjusted ROTCE1. • Steadily building shareholder value through consistent growth in tangible book value per share, ending the period at $17.08, an increase of 13% over the prior year. • Sequential increase in the commercial pipeline each quarter of 2021, in line with an expanding Florida economy. • Total loan pipelines increased by 83%, in line with a strong Florida economic recovery. • Continued strong asset quality trends, with charge-offs of only $0.7 million and nonperforming loans declining to 0.61% of total loans. • Cost of deposits decreased by five basis points from the prior quarter to eight basis points. • Record wealth management revenue for the quarter and $451 million in AUM growth from June 30, 2020, bringing total AUM to $1.2 billion. • Record interchange income of $4.1 million, reflecting higher transactional volume and higher per-card spending, both indicative of the strength and confidence of our consumer and small business franchise. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Net Interest Income and Margin


($ in thousands)
$67,388
$63,621
$68,903
$66,741
$65,933
3.70%
3.42%
3.59%
3.51%
3.23%
3.46%
3.40%
3.37%
3.25%
3.03%
2Q'20
3Q'20
4Q'20
1Q'21
2Q'21
Net Interest Income
Net Interest Margin
NIM, excluding PPP and accretion on acquired loans

- Net interest income[1] totaled $65.9 million, a decrease of $0.8 million, or 1%, from the prior quarter and a decrease of $1.5 million, or 2%, from the second quarter of 2020. This included interest and fees earned on Paycheck Protection Program ("PPP") loans of $5.1 million compared to $6.9 million in the prior quarter and $5.1 million in the prior year quarter.
- Net interest margin[1] declined from 3.51% in the first quarter of 2021 to 3.23% in the second quarter of 2021, largely as the result of significant growth in transaction account deposit balances during the second quarter. This increase in funding occurred across our customer base at near-zero rates, as new clients were onboarded and existing clients continue to see expansion in cash balances. The resulting increase in liquidity negatively impacted net interest margin by 23 basis points. Excluding this increase in liquidity, the remaining decline in net interest margin is attributed to lower PPP interest and fees as a result of declining balances as PPP loans are forgiven. Excess liquidity has been partially invested through securities purchases; however, cash deployment remains disciplined and prudent, with careful reinvestment of liquidity over time. Securities yields declined by only two basis points to 1.63% in the second quarter of 2021. Non-PPP loan yields declined by only one basis point to 4.36% during the second quarter of 2021. Offsetting and favorable was the decline in the cost of deposits from 13 basis points in the first quarter of 2021 to eight basis points in the second quarter of 2021. The effect on net interest margin of accretion of purchase discounts on acquired loans was an increase of 14 basis points in the second quarter compared to an increase of 15 basis points in the prior quarter. The effect on net interest margin of interest and fees on PPP loans was an increase of six basis points in the second quarter and an increase of 11 basis points in the prior quarter.

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

[1]*Calculated on a fully taxable equivalent basis using amortized cost.*

6

Continued Strength in Noninterest Income

Noninterest Income ($ in thousands)


BOLI
Other Income[2]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$15,006
$887
$3,534
$181
$3,559
$1,719
$3,187
$1,939
2Q'20
$17,671
$859
$3,819
$287
$4,225
$2,323
$3,820
$2,338
1Q'21
$15,322
$872
$2,371
$232
$2,977
$2,387
$4,145
$2,338
2Q'21

Adjusted Noninterest Income[1] ($ in thousands)


BOLI
Other Income[3]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$13,776
$887
$2,304
$181
$3,559
$1,719
$3,187
$1,939
2Q'20
$17,785
$859
$3,933
$287
$4,225
$2,323
$3,820
$2,338
1Q'21
$15,377
$872
$2,427
$232
$2,977
$2,386
$4,145
$2,338
2Q'21

Noninterest income decreased $2.3 million from the prior quarter to $15.3 million, and adjusted noninterest income[1] decreased $2.4 million to $15.4 million sequentially. Changes include:

- Interchange revenue reached a new record of $4.1 million, compared to $3.8 million in the prior quarter, reflecting higher transactional volume and higher per-card spending, both indicative of strength and confidence in our consumer and small business franchise.
- Wealth management income increased to a record $2.4 million in the current quarter, compared to $2.3 million in the first quarter of 2021. The team continues to deliver strong growth in assets under management, which increased $133 million quarter-over-quarter, bringing total assets under management to $1.2 billion. The team continues to successfully win business with commercial relationships and high net worth families across the footprint.
- Mortgage banking fees were $3.0 million, compared to $4.2 million in the prior quarter, due to slowing refinance activity and low housing inventory levels.
- Other income declined by $1.5 million in the second quarter of 2021, reflecting the impact in the first quarter of 2021 of $1.7 million in income associated with the resolution of contingencies on two loans acquired in 2017.

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities gains of $1.2 million in 2Q'20, losses of $0.1 million in 1Q'21 and losses of $0.1 million in 2Q'21.
[3]Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity.

7

Continued Focus on Disciplined Expense Control

90 +YEARS

Noninterest Expense ($ in thousands)



Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$42,399
$5,441
$2,277
$5,534
$4,059
$1,483
$23,605
$46,120
$5,658
$2,582
$5,828
$4,468
$1,211
$26,373
$45,784
$5,481
$2,182
$5,314
$4,676
$1,212
$26,919
2Q'20
1Q'21
2Q'21

Adjusted Noninterest Expense[1] ($ in thousands)



Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$40,676
$5,518
$2,044
$5,522
$4,067
$23,525
$43,879
$5,643
$1,997
$5,468
$4,468
$26,303
$43,400
$5,448
$1,677
$5,217
$4,694
$26,364
2Q'20
1Q'21
2Q'21

Noninterest expense decreased $0.3 million and adjusted noninterest expense[1] decreased $0.5 million sequentially. Changes quarter-over-quarter on an adjusted basis include:

- Within salaries and benefits expense, results in the second quarter of 2021 include lower employee benefits costs due to seasonally high first quarter expenses, offset by lower deferral of PPP loan origination costs associated with the SBA's closure of the program in the second quarter. The quarter-over-quarter impact of the lower cost deferral as a result of the closure of the PPP program was $1.9 million.
- Legal and professional fees were lower by $0.3 million compared to the first quarter.
- Occupancy and telephone expense decreased by $0.3 million compared to the first quarter, reflecting the benefit of three branch consolidations completed in the first quarter.

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

[2]Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale and other expenses associated with ongoing business operations.

8

9 SECOND QUARTER 2021 EARNINGS PRESENTATION • The efficiency ratio was 54.9% for the second quarter of 2021 compared to 53.2% in the prior quarter and 50.1% in the second quarter of 2020. • The adjusted efficiency ratio1 was 53.5% for the second quarter of 2021 compared to 52.0% in the prior quarter and 49.6% in the second quarter of 2020. • The Company remains focused on proactive management of its cost structure. Palm Beach Community Bank and North Star Bank Acquisitions Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n Efficiency Ratio Trend 58% 57% 66% 57% 53% 49% 48% 60% 50% 62% 48% 53% 55% 2Q '18 3Q '18 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 57% 56% 54% 56% 51% 49% 48% 54% 50% 55% 49% 52% 53% 2Q '18 3Q '18 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 GAAP - Efficiency Adjusted - Efficiency1 First Bank of the Palm Beaches First Green Bank Freedom Bank

10 SECOND QUARTER 2021 EARNINGS PRESENTATION Disciplined Approach to Lending in an Expanding Florida Economy $5,772 $5,858 $5,735 $5,661 $5,437 $5,196 $5,219 $5,168 $5,079 $5,073 $576 $639 $567 $582 $364 4.56% 4.11% 4.42% 4.39% 4.33% 4.31% 4.22% 4.23% 4.15% 4.13% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 Total Loans Outstanding ($ in millions) • Loans outstanding, excluding PPP, declined only $6 million quarter-over-quarter, in line with our expectation of near-flat growth for the second quarter of 2021. • $243 million in PPP loan forgiveness was processed during the second quarter of 2021. • Exiting the second quarter of 2021, overall pipelines increased from the prior quarter, comprised of $322 million in commercial, $32 million in consumer, and $115 million in residential mortgages, compared to $241 million, $28 million, and $165 million, respectively, in the prior quarter. • The yield on non-PPP loans declined to 4.36% from 4.37% in the first quarter of 2021, and when further excluding accretion on acquired loans, declined to 4.13% from 4.15%. • The Company remains focused and committed to its strict credit underwriting standards.

11 SECOND QUARTER 2021 EARNINGS PRESENTATION Paycheck Protection Program Loans ($ in m ill io ns ) $576 $256 $(457) $375 December 31, 2020 Originations Forgiveness June 30, 2021 PPP Fee Revenue Summary ($ in thousands) Fees earned from SBA to date (net of related costs) to originate PPP loans $ 27,633 Fees recognized in 2020 (7,774) Fees recognized to date in 2021 (9,267) Fees remaining to be recognized in future periods $ 10,592 5,169 loans ($9.5) deferred fees 2,782 loans 3,781 loans 4,170 loans ($10.6) deferred fees PPP Loans Rollforward • As of June 30, 2021, $364.1 million in PPP loans remain, with $10.6 million in fees that will be recognized over the loans’ remaining contractual maturity, or earlier, as loans are forgiven.

12 SECOND QUARTER 2021 EARNINGS PRESENTATION Commercial Real Estate $1,412,439 26% Residential Real Estate $1,226,536 23% • Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 22% and 150%, respectively, of total consolidated risk based capital. • Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. • Excluding PPP loans, Seacoast's average commercial loan size is $420 thousand. Seacoast's Lending Strategy has Produced and Sustains a Diverse Loan Portfolio At June 30, 2021 ($ in thousands) Owner Occupied Commercial Real Estate $1,127,640 20% Acquisition, Development & Construction $234,347 4% Paycheck Protection Program $364,112 7%Consumer $171,769 3% Commercial & Financial $900,206 17%

Investment Securities Performance and Composition


($ in millions)
$976
2.68%
$1,051
1.65%
$1,323
1.63%
2Q'20
1Q'21
2Q'21
HTM Securities
AFS Securities
Yield

Unrealized Gain (Loss) in Securities as of June 30, 2021

(in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale				
Government backed	$ 7,412	$ 439	$ (2)	$ 7,849
Agency mortgage backed	987,402	14,224	(5,906)	995,720
Private label MBS and CMOs	73,469	1,938	(218)	75,189
CLO	209,835	22	(165)	209,692
Municipal	32,288	2,038	—	34,326
Total Available for Sale	$ 1,310,406	$ 18,661	$ (6,291)	$ 1,322,776
Held to Maturity				
Agency mortgage backed	$ 493,467	$ 5,697	$ (9,875)	$ 489,289
Total Held to Maturity	$ 493,467	$ 5,697	$ (9,875)	$ 489,289
Total Securities	$ 1,803,873	$ 24,358	$ (16,166)	$ 1,812,065

- Portfolio yield declined two basis points to 1.63% from 1.65% in the prior quarter. The decline is primarily attributed to lower yielding portfolio additions partially offset by lower amortization from slower prepayments.
- Net unrealized gains increased from $0.3 million to $8.2 million, largely due to the flattening of the yield curve during the quarter.
- Purchases during the quarter were primarily agency collateralized mortgage obligations with a weighted average duration of 3.1 years and average yield of 1.39%.

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

13

14 SECOND QUARTER 2021 EARNINGS PRESENTATION Strong Deposit Franchise Supported by Attractive Markets • Total deposits increased $450 million quarter- over-quarter and increased $1.2 billion, or 18%, compared to the second quarter of 2020. Second quarter balances include a decrease of $86 million in brokered deposits. • Overall cost of deposits decreased to eight basis points from 13 basis points in the prior quarter. • Transaction accounts increased 30% year-over- year, reflecting continued strong growth in core customer balances, and represent 60% of overall deposit funding. $6,667 $6,915 $6,933 $7,386 $7,836 $3,636 $3,786 $3,856 $4,333 $4,716 $1,852 $2,112 $2,246 $2,440 $2,618$1,179 $1,017 $831 $613 $502 Transaction Accounts Savings & Money Market Time Deposits 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 60% Deposits Outstanding ($ in millions)

15 SECOND QUARTER 2021 EARNINGS PRESENTATION Cost of Deposits Continues to Decline, While Deposits Per Branch Continues to Grow • Seacoast's continued focus on organic growth and relationship-based funding, in combination with its innovative analytics platform, supports a well- diversified, low-cost deposit portfolio. • Cost of deposits declined five basis points quarter-over- quarter, reflecting the significant value of the deposit franchise. • Seacoast continues to evolve its branch footprint by redirecting capacity to attractive growth markets. As of June 30, 2021, deposits per banking center were $163 million, compared to $133 million on June 30, 2020. ($ in m illions) Trended Cost of Deposits and Deposits per Branch $113 $118 $116 $118 $133 $136 $136 $154 $163 2.50% 2.00% 1.75% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.76% 0.73% 0.61% 0.57% 0.31% 0.24% 0.19% 0.13% 0.08% Cost of Deposits Fed Funds Average deposits per branch 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21

16 SECOND QUARTER 2021 EARNINGS PRESENTATION A Continued Focus on Building Wealth Management $653 $870 $1,025 $1,158 4Q'19 4Q'20 1Q'21 2Q'21 Assets Under Management ($ in millions) • Assets under management increased to $1.2 billion at June 30, 2021, an increase of 13% from March 31, 2021, and 64% from June 30, 2020. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. • Wealth Management Income was $2.4 million in the second quarter of 2021, compared to $2.3 million in the prior quarter, and $1.7 million in the prior year quarter. • Since December 31, 2019, assets under management have increased at a compound annual growth rate (“CAGR”) of 40%. 40% CAG R

17 SECOND QUARTER 2021 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Acquisition, Development & Construction $ 234,347 $ 4,053 1.73% $ 179 0.08 % Owner Occupied Commercial Real Estate 1,127,640 8,676 0.77 4,969 0.44 Commercial Real Estate 1,412,439 34,807 2.46 13,534 0.96 Residential Real Estate 1,226,536 12,543 1.02 1,780 0.15 Commercial & Financial 900,206 18,016 2.00 3,761 0.42 Consumer 171,769 3,032 1.77 93 0.05 Total Excluding PPP $ 5,072,937 $ 81,127 1.60% $ 24,316 0.48 % Paycheck Protection Program $ 364,112 $ — — % $ 100 0.03 % Total $ 5,437,049 $ 81,127 1.49% $ 24,416 0.45 % The allowance for credit losses of $81.1 million as of June 30, 2021 reflects management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $24.4 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.2 million is reflected within Other Liabilities.

18 SECOND QUARTER 2021 EARNINGS PRESENTATION Continued Strong Asset Quality Trends Net Charge-Offs $1,751 $1,736 $3,127 $370 $6550.12% 0.12% 0.21% 0.03% 0.05% NCO NCO/Total Loans 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 Nonperforming Loans $30,051 $36,897 $36,110 $35,328 $32,920 0.52% 0.63% 0.63% 0.62% 0.61% NPL NPL/Total Loans 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 $91,250 $94,013 $92,733 $86,643 $81,127 1.76% 1.80% 1.79% 1.71% 1.60% 1.58% 1.60% 1.62% 1.53% 1.49% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 9% 10% 9% 9% 7% 4% 8% 7% 7% 6% Classified Special Mention 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 Allowance for Credit Losses ($ in thousands) Criticized Loans as a % of Risk-Based Capital

19 SECOND QUARTER 2021 EARNINGS PRESENTATION Strong Capital Supporting a Fortress Balance Sheet $15.11 $15.57 $16.16 $16.62 $17.08 $19.45 $19.91 $20.46 $20.89 $21.33 Tangible Book Value Per Share Book Value Per Share 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 10.2% 10.7% 11.0% 10.7% 10.4% 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 17.6% 17.9% 18.5% 19.1% 19.2% 16.4% 16.8% 17.4% 18.1% 18.3% Total Risk Based Capital Tier 1 Ratio 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 13.5% 11.4% 13.9% 15.6% 13.9%13.1% 13.1% 14.0% 16.0% 14.3% GAAP - ROTCE Adjusted - ROTCE 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2

20 SECOND QUARTER 2021 EARNINGS PRESENTATION Steady Increase in Shareholder Value $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 $17.08 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 • Compounded annual growth rate of 12% in tangible book value per share since 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Initiated a quarterly cash dividend of $0.13 in the second quarter of 2021.

21 SECOND QUARTER 2021 EARNINGS PRESENTATION Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

22 SECOND QUARTER 2021 EARNINGS PRESENTATION Appendix

23 SECOND QUARTER 2021 EARNINGS PRESENTATION Quarterly Trend Six Months Ended (Amounts in thousands) 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 2Q'21 2Q'20 Commercial pipeline at period end $ 322,014 $ 240,871 $ 166,735 $ 256,191 $ 117,042 322,014 117,042 Commercial loan originations 193,028 204,253 277,389 88,245 106,857 397,281 290,187 Residential pipeline-saleable at period end 60,585 92,141 92,017 149,896 94,666 60,585 94,666 Residential loans-sold 120,099 138,337 161,628 162,468 122,459 258,436 185,324 Residential pipeline-portfolio at period end 54,132 72,448 25,083 33,374 13,199 54,132 13,199 Residential loans-retained1 79,715 46,620 54,464 25,404 23,539 126,335 49,315 Consumer pipeline at period end 31,748 28,127 18,207 17,094 30,647 31,748 30,647 Consumer originations 63,702 46,745 47,529 62,293 57,956 110,447 109,472 PPP originations 23,529 232,478 — 8,276 590,718 256,007 590,718 Total Pipelines at Period End $ 468,479 $ 433,587 $ 302,042 $ 456,555 $ 255,554 $ 468,479 $ 255,554 Total Originations $ 480,073 $ 668,433 $ 541,010 $ 346,686 $ 901,529 $ 1,148,506 $ 1,225,016 1Includes residential mortgages purchased of $38.4 million in 2Q'21 Loan Production and Pipeline Trend

24 SECOND QUARTER 2021 EARNINGS PRESENTATION Legacy Bank of Florida Acquisition Expected to Close August 6, 2021 High-Quality Expansion in Attractive Market • In-market acquisition of a high-quality franchise with a high-yielding loan portfolio in attractive Palm Beach and Broward counties • Leverages Seacoast’s proven integration capabilities Anticipated Positive Financial Results • 6% core EPS accretion in 2022 • Approximately 45% cost savings • Tangible book value dilution earn-back of 0.25 years Consideration • Shareholders will receive 0.1703 shares of Seacoast common stock • Options are rolled over into Seacoast options Closing • Expected in third quarter of 2021, subject to shareholder and regulatory approval and other customary conditions Additional Details and Assumptions (at date of announcement) • Legacy Bank of Florida shareholders to own approximately 4.6% of Seacoast following the transaction • Estimated core deposit intangibles of 0.75% amortized using straight-line method over 6 years • 3.71% / $16.1 million total pre-tax mark to Legacy Bank of Florida’s loan book; includes (0.50%) interest rate mark, 1.73% credit discount mark on non-PCD loans, and 2.49% CECL-related allowance

25 SECOND QUARTER 2021 EARNINGS PRESENTATION Seacoast’s Integrated Delivery Model Supports Our Growth Strategy 59% % of consumer deposits completed outside of the branch 10% % increase in consumer online users $530MM PPP loan forgiveness to date supported by fully digital platform 28K Number of outreach calls triggered by Seacoast's proprietary Connections platform 25% % Residential sales originated from alternative delivery channels 46% % of business deposits completed outside of the branch Strong momentum in usage of digital tools and other non-branch delivery channels, and tools to equip our teams to outperform 11% % increase in business online users All metrics compare 2Q’21 to 2Q’20

26 SECOND QUARTER 2021 EARNINGS PRESENTATION Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	Six Months Ended 2Q'21	2Q'20
Net Income	**$ 31,410**	**$ 33,719**	**$ 29,347**	**$ 22,628**	**$ 25,080**	**$ 65,129**	**$ 25,789**
Total noninterest income	15,322	17,671	14,930	16,946	15,006	32,993	29,694
Securities (gains)/losses, net	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjustments to Noninterest Income	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjusted Noninterest Income	**15,377**	**17,785**	**14,948**	**16,942**	**13,776**	**33,162**	**28,445**
Total noninterest expense	45,784	46,120	43,681	51,674	42,399	91,904	90,197
Merger related charges	(509)	(581)	—	(4,281)	(240)	(1,090)	(4,793)
Amortization of intangibles	(1,212)	(1,211)	(1,421)	(1,497)	(1,483)	(2,423)	(2,939)
Business continuity expenses	—	—	—	—	—	—	(307)
Branch reductions and other expense initiatives	(663)	(449)	(354)	(464)	—	(1,112)	—
Total Adjustments to Noninterest Expense	(2,384)	(2,241)	(1,775)	(6,242)	(1,723)	(4,625)	(8,039)
Total Adjusted Noninterest Expense	**43,400**	**43,879**	**41,906**	**45,432**	**40,676**	**87,279**	**82,158**
Income Taxes	8,785	10,157	8,793	6,992	7,188	18,942	7,033
Tax effect of adjustments	598	577	440	1,530	121	1,175	1,665
Total Adjustments to Income Taxes	598	577	440	1,530	121	1,175	1,665
Adjusted Income Taxes	9,383	10,734	9,233	8,522	7,309	20,117	8,698
Adjusted Net Income	**$ 33,251**	**$ 35,497**	**$ 30,700**	**$ 27,336**	**$ 25,452**	**$ 68,748**	**$ 30,914**
Earnings per diluted share, as reported	$ 0.56	$ 0.60	$ 0.53	$ 0.42	$ 0.47	$ 1.17	$ 0.49
Adjusted Earnings per Diluted Share	**0.59**	**0.63**	**0.55**	**0.50**	**0.48**	**1.23**	**0.59**
Average diluted shares outstanding	55,901	55,992	55,739	54,301	53,308	55,827	52,807

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

27

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	Six Months Ended 2Q'21	2Q'20
Adjusted Noninterest Expense	$ 43,400	$ 43,879	$ 41,906	$ 45,432	$ 40,676	$ 87,279	$ 82,158
Foreclosed property expense and net gain/(loss) on sale	90	65	(1,821)	(512)	(245)	155	70
Provision for unfunded commitments	—	—	795	(756)	(178)	—	(224)
Net Adjusted Noninterest Expense	**$ 43,490**	**$ 43,944**	**$ 40,880**	**$ 44,164**	**$ 40,253**	**$ 87,434**	**$ 82,004**
Revenue	$ 81,124	$ 84,281	$ 83,721	$ 80,449	$ 82,278	$ 165,405	$ 160,143
Total Adjustments to Revenue	55	114	18	(4)	(1,230)	169	(1,249)
Impact of FTE adjustment	131	131	112	118	116	262	230
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 81,310**	**$ 84,526**	**$ 83,851**	**$ 80,563**	**$ 81,164**	**$ 165,836**	**$ 159,124**
Adjusted Efficiency Ratio	**53.49 %**	**51.99 %**	**48.75 %**	**54.82 %**	**49.60 %**	**52.72 %**	**51.53 %**
Net Interest Income	$ 65,802	$ 66,610	$ 68,791	$ 63,503	$ 67,272	$ 132,412	$ 130,449
Impact of FTE adjustment	131	131	112	118	116	262	230
Net Interest Income including FTE adjustment	**$ 65,933**	**$ 66,741**	**$ 68,903**	**$ 63,621**	**$ 67,388**	**$ 132,674**	**$ 130,679**
Total noninterest income	15,322	17,671	14,930	16,946	15,006	32,993	29,694
Total noninterest expense	45,784	46,120	43,681	51,674	42,399	91,904	90,197
Pre-Tax Pre-Provision Earnings	**$ 35,471**	**$ 38,292**	**$ 40,152**	**$ 28,893**	**$ 39,995**	**$ 73,763**	**$ 70,176**
Total Adjustments to Noninterest Income	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjustments to Noninterest Expense	(2,294)	(2,176)	(2,801)	(7,510)	(2,146)	(4,470)	(8,193)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 37,820**	**$ 40,582**	**$ 42,971**	**$ 36,399**	**$ 40,911**	**$ 78,402**	**$ 77,120**
Average Assets	$ 9,025,846	$ 8,485,354	$ 8,376,396	$ 8,086,890	$ 7,913,002	$ 8,757,093	$ 7,484,272
Less average goodwill and intangible assets	(235,964)	(237,323)	(238,631)	(228,801)	(230,871)	(236,640)	(228,791)
Average Tangible Assets	**$ 8,789,882**	**$ 8,248,031**	**$ 8,137,765**	**$ 7,858,089**	**$ 7,682,131**	**$ 8,520,453**	**$ 7,255,481**
Return on Average Assets (ROA)	1.40 %	1.61 %	1.39 %	1.11 %	1.27 %	1.50 %	0.69 %
Impact of removing average intangible assets and related amortization	0.08	0.09	0.10	0.09	0.10	0.08	0.09

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

28

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend **2Q'21**	1Q'21	4Q'20	3Q'20	2Q'20	Six Months Ended 2Q'21	Six Months Ended 2Q'20
Return on Average Tangible Assets (ROTA)	1.48	1.70	1.49	1.20	1.37	1.58	0.78
Impact of other adjustments for Adjusted Net Income	0.04	0.05	0.01	0.18	(0.04)	0.05	0.08
Adjusted Return on Average Tangible Assets	**1.52**	**1.75**	**1.50**	**1.38**	**1.33**	**1.63**	**0.86**
Average Shareholders' Equity	$ 1,170,395	$ 1,136,416	$ 1,111,073	$ 1,061,807	$ 1,013,095	$ 1,153,499	$ 1,003,544
Less average goodwill and intangible assets	(235,964)	(237,323)	(238,631)	(228,801)	(230,871)	(236,640)	(228,791)
Average Tangible Equity	**$ 934,431**	**$ 899,093**	**$ 872,442**	**$ 833,006**	**$ 782,224**	**$ 916,859**	**$ 774,753**
Return on Average Shareholders' Equity	10.76 %	12.03 %	10.51 %	8.48 %	9.96 %	11.39 %	5.17 %
Impact of removing average intangible assets and related amortization	3.12	3.59	3.36	2.87	3.51	3.34	2.10
Return on Average Tangible Common Equity (ROTCE)	13.88	15.62	13.87	11.35	13.47	14.73	7.27
Impact of other adjustments for Adjusted Net Income	0.39	0.39	0.13	1.71	(0.38)	0.39	0.75
Adjusted Return on Average Tangible Common Equity	**14.27**	**16.01**	**14.00**	**13.06**	**13.09**	**15.12**	**8.02**
Loan Interest Income[1]	$ 60,440	$ 62,390	$ 65,684	$ 60,573	$ 64,929	$ 122,830	$ 128,453
Accretion on acquired loans	(2,886)	(2,868)	(4,448)	(3,254)	(2,988)	(5,754)	(7,275)
Interest and fees on PPP loans	(5,127)	(6,886)	(5,187)	(1,719)	(5,068)	(12,013)	(5,068)
Loan interest income excluding PPP and accretion on acquired loans	**$ 52,427**	**$ 52,636**	**$ 56,049**	**$ 55,600**	**$ 56,873**	**$ 105,063**	**$ 116,110**
Yield on Loans[1]	4.33 %	4.39 %	4.42 %	4.11 %	4.56 %	4.36 %	4.72 %
Impact of accretion on acquired loans	(0.21)	(0.20)	(0.30)	(0.22)	(0.21)	(0.20)	(0.27)
Impact of PPP loans	0.01	(0.04)	0.11	0.33	(0.04)	(0.02)	(0.01)
Yield on loans excluding PPP and accretion on acquired loans	**4.13 %**	**4.15 %**	**4.23 %**	**4.22 %**	**4.31 %**	**4.14 %**	**4.44 %**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

29

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	Six Months Ended 2Q'21	Six Months Ended 2Q'20
Net Interest income[1]	$ 65,933	$ 66,741	$ 68,903	$ 63,621	$ 67,388	$ 132,674	$ 130,679
Accretion on acquired loans	(2,886)	(2,868)	(4,448)	(3,254)	(2,988)	(5,754)	(7,275)
Interest and fees on PPP loans	(5,127)	(6,886)	(5,187)	(1,719)	(5,068)	(12,013)	(5,068)
Net interest income excluding PPP and accretion on acquired loans	**$ 57,920**	**$ 56,987**	**$ 59,268**	**$ 58,648**	**$ 59,332**	**$ 114,907**	**$ 118,336**
Net Interest Margin[1]	3.23 %	3.51 %	3.59 %	3.40 %	3.70 %	3.37 %	3.81 %
Impact of accretion on acquired loans	(0.14)	(0.15)	(0.23)	(0.17)	(0.16)	(0.15)	(0.25)
Impact of PPP loans	(0.06)	(0.11)	0.01	0.19	(0.08)	(0.08)	—
Net interest margin excluding PPP and accretion on acquired loans	**3.03 %**	**3.25 %**	**3.37 %**	**3.42 %**	**3.46 %**	**3.14 %**	**3.56 %**
Security Interest Income[1]	$ 6,745	$ 6,485	$ 6,586	$ 7,129	$ 7,725	$ 13,230	$ 16,573
Tax equivalent adjustment on securities	(39)	(39)	(23)	(32)	(31)	(78)	(61)
Security interest income excluding tax equivalent adjustment	**$ 6,706**	**$ 6,446**	**$ 6,563**	**$ 7,097**	**$ 7,694**	**$ 13,152**	**$ 16,512**
Loan Interest Income[1]	$ 60,440	$ 62,390	$ 65,684	$ 60,573	$ 64,929	$ 122,830	$ 128,453
Tax equivalent adjustment on loans	(92)	(92)	(89)	(86)	(85)	(184)	(169)
Loan interest income excluding tax equivalent adjustment	**$ 60,348**	**$ 62,298**	**$ 65,595**	**$ 60,487**	**$ 64,844**	**$ 122,646**	**$ 128,284**
Net Interest Income[1]	$ 65,933	$ 66,741	$ 68,903	$ 63,621	$ 67,388	$ 132,674	$ 130,679
Tax equivalent adjustment on securities	(39)	(39)	(23)	(32)	(31)	(78)	(61)
Tax equivalent adjustment on loans	(92)	(92)	(89)	(86)	(85)	(184)	(169)
Net interest income excluding tax equivalent adjustment	**$ 65,802**	**$ 66,610**	**$ 68,791**	**$ 63,503**	**$ 67,272**	**$ 132,412**	**$ 130,449**

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2021 EARNINGS PRESENTATION

30